UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 12, 2005

SITEL CORPORATION

Exact name of registrant as specified in its charter

1-12577	MINNESOTA	47-0684333
Commission File Number	(State or Other Jurisdiction of Incorporation or Organization)	IRS Employer Identification No.

7277 WORLD COMMUNICATIONS DRIVE OMAHA, NEBRASKA		68122
(Address of Principal Executive Offices)		(Zip Code)

(402) 963-6810

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                                                      Appointment of New Director.  On October 12, 2005, the Company’s Board of Directors appointed Cyrus F. Freidheim, Jr. to the board effective October 31, 2005. With Mr. Freidheim’s addition, the board now has eight members.  Mr. Freidheim has over 40 years of business experience, including serving as Chairman and CEO of Chiquita Brands International  from 2002-2004, and serving as Vice Chairman and in other positions with Booz*Allen & Hamilton, Inc. from 1966-2002.  Mr. Freidheim is currently Chairman of Old Harbour Partners, an investment firm he founded in 2004.  Mr. Freidheim is also on the Boards of Directors of HSBC Finance Corp. and Allegheny Energy, Inc. and numerous institutional boards including the Brookings Institute, American China Forum, Chicago Council on Foreign Relations, Chicago Symphony Orchestra, Rush Medical Center, The Garvin School of International Management and Big Shoulders Fund for Parochial Schools.

Item 9.01.                              Financial Statements and Exhibits.

(c) Exhibits

99.1                                                               Press release of SITEL Corporation dated October 17, 2005

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITEL Corporation
(Registrant)

Date: October 17, 2005	By	/s/	Jorge A. Celaya
Jorge A. Celaya
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of SITEL Corporation dated October 17, 2005